Exhibit 99.1

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Three Months Ended				Year Ended
	April 3, 2010	July 3, 2010	October 2, 2010	December 31, 2010	December 31, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$69	$162	$110	$292	$633
Earnings (loss) attributable to the noncontrolling interests	(1)	4	2	12	17

Net earnings	68	166	112	304	650
Earnings (loss) from discontinued operations, net of tax	(28)	159	118	125	374

Earnings (loss) from continuing operations	96	7	(6)	179	276
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	87	85	85	85	342
Non-cash other income	(32)	(7)	(22)	(13)	(74)
Share-based compensation expense	33	36	39	36	144
Gains on sales of investments and businesses, net	(7)	(31)	(5)	(6)	(49)
Loss from the extinguishment of long-term debt	—	12	—	—	12
Deferred income taxes, including change in valuation allowance	18	237	143	(14)	384
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	195	(227)	(48)	(3)	(83)
Inventories	(15)	(21)	(54)	(21)	(111)
Other current assets	(70)	80	(63)	5	(48)
Accounts payable and accrued liabilities	(197)	53	326	151	333
Other assets and liabilities	(49)	(121)	(72)	(66)	(308)

Net cash provided by operating activities	59	103	323	333	818

Investing
Acquisitions and investments, net	(3)	(3)	(1)	(16)	(23)
Proceeds from sales (purchases) of investments and businesses, net	18	221	(1)	26	264
Capital expenditures	(37)	(37)	(37)	(81)	(192)
Proceeds from sales of property, plant and equipment	27	—	—	—	27
Proceeds from sales (purchases) of Sigma Fund investments, net	(116)	(132)	278	423	453
Proceeds from sales (purchases) of short-term investments, net	(4)	(19)	17	—	(6)

Net cash provided by (used for) investing activities	(115)	30	256	352	523

Financing
Repayment of short-term borrowings, net	(4)	(1)	—	—	(5)
Repayment of debt	(1)	(480)	(3)	(527)	(1,011)
Issuance of common stock	63	5	84	27	179
Distribution from discontinued operations	398	133	99	152	782

Net cash provided by (used for) financing activities	456	(343)	180	(348)	(55)

Discontinued Operations
Net cash provided by operating activities from discontinued operations	424	143	266	321	1,154
Net cash used for investing activities from discontinued operations	(49)	(39)	(72)	(183)	(343)
Net cash used for financing activities from discontinued operations	(398)	(133)	(99)	(152)	(782)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	23	29	(95)	14	(29)

Net cash provided by (used for) discontinued operations	—	—	—	—	—

Effect of exchange rate changes on cash and cash equivalents	(81)	(85)	196	23	53

Net increase (decrease) in cash and cash equivalents	319	(295)	955	360	1,339
Cash and cash equivalents, beginning of period	2,869	3,188	2,893	3,848	2,869

Cash and cash equivalents, end of period	$3,188	$2,893	$3,848	$4,208	$4,208

Motorola Solutions, Inc. and Subsidiaries

Pro Forma Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Year Ended
	December 31, 2009	December 31, 2008
Operating
Net loss attributable to Motorola Solutions, Inc.	$(51)	$(4,244)
Earnings attributable to the noncontrolling interests	23	4

Net loss	(28)	(4,240)
Loss from discontinued operations, net of tax	(500)	(762)

Earnings (loss) from continuing operations	472	(3,478)

Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	388	403
Non-cash other charges (income)	(72)	2,280
Share-based compensation expense	137	130
Gains on sales of investments and businesses, net	(108)	(64)
Loss from the extinguishment of long-term debt	(67)	(14)
Deferred income taxes, including change in valuation allowance	47	2,573
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	102	13
Inventories	111	(64)
Other current assets	276	(40)
Accounts payable and accrued liabilities	(621)	(222)
Other assets and liabilities	(11)	(633)

Net cash provided by operating activities	654	884

Investing
Acquisitions and investments, net	(17)	(208)
Proceeds from sales of investments and businesses, net	357	113
Capital expenditures	(136)	(257)
Proceeds from sales of property, plant and equipment	1	119
Proceeds from sales (purchases) of Sigma Fund investments, net	(922)	853
Proceeds from sales of short-term investments, net	186	424

Net cash provided by (used for) investing activities	(531)	1,044

Financing
Repayment of short-term borrowings, net	(86)	(50)
Repayment of debt	(132)	(225)
Issuance of common stock	116	145
Repurchase of common stock	—	(138)
Proceeds from settlements of financial instruments	—	158
Payment of dividends	(114)	(453)
Distribution to discontinued operations	(94)	(838)
Other, net	6	8

Net cash used for financing activities	(304)	(1,393)

Discontinued Operations
Net cash used for operating activities from discontinued operations	(25)	(658)
Net cash used for investing activities from discontinued operations	(137)	(324)
Net cash provided by financing activities from discontinued operations	94	838

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	68	144

Net cash provided by (used for) discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(14)	(223)

Net increase (decrease) in cash and cash equivalents	(195)	312
Cash and cash equivalents, beginning of period	3,064	2,752

Cash and cash equivalents, end of period	$2,869	$3,064